                                                                EXHIBIT 10.38(a)


                   ADDENDUM TO ALTERA CORPORATION NONQUALIFIED
                    DEFERRED COMPENSATION PLAN AND TRUST AND
                       APPOINTMENT OF ADDITIONAL TRUSTEE
                                 MARCH 11, 1998

     THIS INSTRUMENT, dated as of March 11, 1998, among Altera Corporation (the "Company"), Charles Schwab Trust Company, as primary trustee (the "Primary Trustee"), and Smith Barney Private Trust Company, as additional trustee ("Additional Trustee"), is made with reference to the following:

     1. The Company maintains the Altera Corporation Nonqualified Deferred Compensation Plan and Trust, as amended and restated effective January 1, 1998 (the "Plan").

     2. Pursuant to the Plan, the Company has established an irrevocable trust pursuant to a trust agreement with the Primary Trustee (the "First Trust"), to which it contributes to meet its obligations under the Plan, and such contributions are held by the Primary Trustee and invested, reinvested and distributed, all in accordance with the provisions of the Plan.

     3. The Company wishes to establish a second trust with the Additional Trustee as trustee (the "Second Trust"), to which certain amounts currently held in the First Trust shall be transferred, such amounts to be held by the Additional Trustee in a separate trust as sole trustee of such trust and invested, reinvested and distributed, all in accordance with the provisions of the Plan as modified hereby.

     NOW, THEREFORE, the parties agree as follows:

     1. Except as expressly modified hereby, the parties agree that the Plan shall be incorporated in its entirety by reference herein, and shall govern the investment, reinvestment and distribution of amounts held under the Plan. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Addendum.

     2. Subject to the terms of the Plan, as modified hereby, the Company hereby establishes the Second Trust with the Additional Trustee, consisting of such sums of money and other property as the Company, with the Additional Trustee's consent, shall direct to be transferred from the First Trust to the Second Trust. All such money and other property, all investments and reinvestments made therewith or proceeds thereof and all earnings, and profits thereon, less all payments and charges as authorized in accordance with the Plan, shall be considered part of the "Trust Fund" or Trust for all purposed under the Plan. This

Second Trust shall be a separate trust with the Additional Trustee acting as sole trustee thereof.

     3. Pursuant to Article IX.A, the Committee shall determine all amounts due and payable under the Plan from the Trust Fund, and shall direct the Primary Trustee and the Additional Trustee, as applicable, with respect thereto.

     4. With respect to the Second Trust, Article XII.A(1) is hereby modified in its entirety to read as follows:

          "To invest and reinvest the Trust Funds; provided, however, that in the exercise of such investment powers the Trustee shall be directed by the Committee or by an Investment Manager appointed by the Committee."

     5. With respect to the Second Trust, Article XII.C is hereby modified by revising the last sentence thereof to read as follows:

          "The Additional Trustee, in utilizing any investment medium or in making investments under this Plan, shall not be restricted by statutes governing legal investment of trust funds."

     6. In accordance with Article XII.E, the Company confirms to the Additional Trustee that Participants shall give investment directions to the Committee which in turn shall direct the Additional Trustee.

     7. With respect to the Second Trust, Article XV.C is modified in its entirety to read as follows:

          "Withholding, The Company shall certify to the Additional Trustee the types and amounts of taxes to be withheld from each payment from the Second Trust. The Additional Trustee shall forward a check for taxes withheld from each such payment to the Company. The Company shall deposit such withheld taxes with the appropriate taxing authority and report such deposits to the taxing authorities and to the Participants and/or their Beneficiaries."

     8. The Primary Trustee shall be solely responsible for those assets received by it in the First Trust and shall not be considered a co-trustee or co-fiduciary of the Second Trust. The Additional Trustee shall be solely responsible for those assets received by it in the Second Trust and shall not be considered a co-trustee or co-fiduciary of the First Trust. Other than as modified herein, all terms and conditions applicable to the Trust(s) under the Plan shall apply to the Second Trust.

     9. The Additional Trustee accepts appointment as trustee of the Second Trust and agrees to the obligations, powers and duties as imposed under the Plan, as amended hereby, effective as of the above date, as they apply to the Second Trust.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed by them as of the day and year first written above.

     This document may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

ALTERA CORPORATION                 By: /s/ Nathan Sarkisian
                                       ----------------------------------------
                                   Title: Senior VP & Chief Financial Officer



FIRST TRUSTEE                      CHARLES SCHWAB TRUST COMPANY

                                   By: /s/ Rose Hauer
                                       ----------------------------------------
                                   Title: Officer


ADDITIONAL TRUSTEE                 SMITH BARNEY PRIVATE TRUST COMPANY

                                   By: /s/ Donald E. Rose
                                       ----------------------------------------
                                   Title: Vice President



                                       3